UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 24, 2009

Stratus Properties Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-19989	72-1211572
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

98 San Jacinto Blvd., Suite 220
Austin, Texas	78701
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (512) 478-5788

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) and (c)
Stratus Properties Inc. (“Stratus” or the “Company”) announces that John E. Baker will retire as Chief Financial Officer after over 17 years of service with the Company.  Mr. Baker’s retirement is anticipated to occur in June 2009, although the precise date has not yet been determined.  Following his retirement, Mr. Baker will continue providing services to the Company for a transition period.

On April 24, 2009, the Company’s Board of Directors appointed Erin D. Pickens as Senior Vice President, and she is expected to commence her position on or about May 11, 2009.  Ms. Pickens will be an executive officer of the Company.  Ms. Pickens will assume the duties of Chief Financial Officer upon the retirement of John E. Baker.

Ms. Pickens, age 47, joins Stratus with over 20 years of accounting experience with real estate companies.  Most recently, Ms. Pickens was Executive Vice President and Chief Financial Officer of Tarragon Corporation, which she joined in 1995.  She previously served as Vice President and Chief Accounting Officer, from September 1996 to November 1998, and Accounting Manager, from June 1995 to August 1996, for Tarragon and its predecessors.  She has been a Certified Public Accountant since 1990.  Ms. Pickens’s responsibilities at Tarragon Corporation included SEC and financial reporting, operational accounting and management of the information technology and human resources functions.

Ms. Pickens’s annual base salary will be $235,000.  Ms. Pickens will also participate in the Company’s benefit plans and programs, and she will receive a payment for relocation expenses.

In connection with her appointment as an executive officer, Stratus and Ms. Pickens also entered into a Change of Control Agreement (the "Agreement").  The Agreement will become effective on May 11, 2009, and shall continue in effect through January 26, 2010.  The Agreement entitles Ms. Pickens to receive additional benefits in the event of the termination of her employment under certain circumstances following a change of control of Stratus during the term of the Agreement. Under the Agreement, if Stratus or its successor terminates Ms. Pickens during the three-year period following a change of control,  other than by reason of death, disability or cause (as defined in the Agreement), or Ms. Pickens voluntarily terminates her employment for good reason (as defined in the Agreement), Ms. Pickens will receive a lump-sum cash payment equal to the sum of her prorated bonus plus 2.99 times the sum of (a) her base salary in effect at the time of termination and (b) the highest annual bonus awarded to Ms. Pickens during the three fiscal years immediately preceding the termination date, or if no bonus was awarded during those years, $180,000.  In addition, Stratus shall continue to provide Ms. Pickens insurance and welfare benefits until the earlier of (a) December 31 of the first calendar year following the calendar year of the termination or (b) the date she accepts new employment. If any part of the payments or benefits received by Ms. Pickens in connection with a termination following a change of control constitutes an excess parachute payment under Section 4999 of the Internal Revenue Code, she will receive the greater of (1) the amount of such payments and benefits reduced so that none of the amount constitutes an excess parachute payment, net of income taxes, or (2) the amount of such payments and benefits, net of income taxes and net of excise taxes under Section 4999 of the Internal Revenue Code.

Item 8.01 Other Events.

On April 30, 2009, Stratus issued a press release announcing the retirement of John E. Baker as Chief Financial Officer of the Company and the appointment of Erin D. Pickens as Senior Vice President.  A copy of the press release relating to this announcement is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibit.

The Exhibit included as part of this Current Report is listed in the attached Exhibit Index.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stratus Properties Inc.

By: /s/ John E. Baker
----------------------------------------
John E. Baker
Senior Vice President and
Chief Financial Officer
(authorized signatory and
Principal Financial Officer)
Date:  April 30, 2009

Stratus Properties Inc.
Exhibit Index

Exhibit
Number

99.1	Press Release dated April 30, 2009, titled “John E. Baker to Retire as Chief Financial Officer of Stratus and Erin D. Pickens Appointed as Senior Vice President.”